Exhibit 10.12
NONQUALIFIED STOCK OPTION AWARD
PURSUANT TO THE PARK STERLING CORPORATION
2010 LONG-TERM INCENTIVE PLAN
THIS NONQUALIFIED STOCK OPTION AWARD is made as of the Grant Date by and between PARK STERLING CORPORATION (the “Company”), a bank holding company organized under the laws of the State of North Carolina; and                                          (the “Optionee”).
Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference and further subject to the provisions of the Park Sterling Corporation 2010 Long-Term Incentive Plan, the Company hereby awards as of the Grant Date to Optionee a nonqualified stock option (the “Option”), as described below, to purchase the Option Shares.
A.	Grant Date: .

B.	Type of Option: Nonqualified Stock Option.

C.	Plan under which granted: Park Sterling Corporation 2010 Long-Term Incentive Plan.

D.	Option Shares: All or any part of shares of the Company’s non-voting common stock (the “Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

E.
Exercise Price: $                     per share, subject to adjustment as provided in the attached Terms and Conditions. The Exercise Price is, in the judgment of the Committee, not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

F.
Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends, generally, on the earlier of (a) the                      anniversary of the Grant Date; or (b) the earliest of (i) three (3) months following the date the Optionee’s Separation from Service from the Company (including any Affiliate) for any reason other than the Optionee’s death or Disability, or (ii) one (1) year following the date the Optionee’s Separation from Service from the Company (including any Affiliate) due to death or Disability. Note that other limitations to exercising the Option, as described in the attached Terms and Conditions, may apply.

G.
Vesting Schedule: The Option may be exercised only to the extent of Vested Option Shares (as defined in Schedule 1). Option Shares shall become vested in accordance with Schedule 1 hereto (the “Vesting Schedule”). Any portion of the Option which is not vested at the time of Optionee’s Separation from Service shall be forfeited to the Company.

IN WITNESS WHEREOF, the parties have signed this Award as of the Grant Date set forth above.

PARK STERLING CORPORATION:	OPTIONEE:

By:

Title:

TERMS AND CONDITIONS
TO THE
NONQUALIFIED STOCK OPTION AWARD
PURSUANT TO THE PARK STERLING CORPORATION
2010 LONG-TERM INCENTIVE PLAN
1. Exercise of Option. Subject to the provisions provided in the Award, these accompanying Terms and Conditions and the provisions of the Plan, the Option may be exercised with respect to all or any portion of the Vested Option Shares at any time during the Option Period by:
(a) the delivery to the Company, at its principal place of business, of a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option, unless prior notice is waived by the Committee;
(b) payment to the Company of the Exercise Price multiplied by the number of Vested Option Shares being purchased (the “Purchase Price”), as provided in Section 3; and
(c) satisfaction of the withholding tax obligations under Section 2.
(d) Notwithstanding any other provision of this Award, in the event that the capital of Park Sterling Bank (the “Bank”) falls below the minimum requirements determined by the primary federal regulator of the Bank (the “Regulator”), the Regulator may direct the Bank to require the Optionee to exercise, or otherwise forfeit, the Option in whole or in part. If the Regulator gives such direction, the Bank will notify the Optionee within forty-five (45) days from the date the Regulator notifies the Bank in writing that the Optionee must exercise, or otherwise forfeit, the Option in whole or in part. If the Optionee does not exercise the Option in accordance with the Bank’s direction within twenty-one (21) days of the Bank’s notification to the Optionee, the Committee may provide for the cancellation of the Option.
Upon acceptance of such notice and receipt of payment in full of the Purchase Price and, if applicable, withholding taxes, the Company shall cause to be issued a certificate representing the Vested Option Shares purchased.
2. Withholding. As a condition of this Award, the Optionee agrees upon exercise of any portion of this Option (or at any other time as may be required by applicable law) to make arrangements satisfactory to the Company regarding the withholding of federal, state, local or foreign income and employment taxes with respect to this Option as may be required by applicable law.
3. Purchase Price. Payment of the Purchase Price for all Vested Option Shares purchased pursuant to the exercise of an Option shall be made:
(a) in cash or certified or bank cashier’s check;
(b) at the discretion of the Committee, by electing to have the number of shares of Common Stock to be issued upon exercise reduced by the number of shares of Common Stock having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash or check equal to the Purchase Price; in such case, the Optionee will be deemed to have elected to receive a taxable payment of cash equal to the excess of the Fair Market Value of the number of shares of Common Stock withheld to pay the Purchase Price (less any cash or check payment actually paid by the Optionee) over the portion of the Purchase Price attributable to the shares withheld, which amount shall be used to pay the Purchase Price, in exchange for cancellation of the portion of the vested Option attributable to the number of shares of Common Stock the Company has withheld to satisfy the Purchase Price; or

(c) if and when the Common Stock becomes traded by brokers, whether on a national securities exchange or otherwise, by receipt of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Vested Option Shares with respect to which the Option is exercised; or
(d) in any combination of the foregoing.
4. Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or the attached Award otherwise provides.
5. Restriction on Transfer of Option.
(a) General Restrictions. The Optionee (and any subsequent holder of the Option) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in the Option except pursuant to the provisions of this Award. Any sale, pledge or other transfer (or any attempt to effect the same) of the Option in violation of any provision of this Award shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee or pledgee of the Option as the owner or pledgee of the Option for any purpose.
(b) Certain Permitted Transfers of Options. The restrictions contained in this Section will not apply with respect to transfers of the Option pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section will continue to be applicable to the Option after any such transfer; and provided further that the transferee(s) of the Option must agree in writing to be bound by the provisions of this Award.
6. Changes in Capitalization.
(a) The number of Option Shares and the Exercise Price shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of capital stock of the Company that cause the per share value of the shares of Common Stock underlying the Option to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).
(b) In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or a Change in Control, that in each case is not an “Equity Restructuring,” the Committee shall take such action to make such adjustments in the Option or the terms of this Award as the Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Option, with a corresponding adjustment in the Exercise Price, substituting a new option to replace the Option, accelerating the termination of the Option Period or terminating the Option in consideration of a cash payment to the Optionee in an amount equal to the excess of the then Fair Market Value of the Option Shares over the aggregate Exercise Price of the Vested Option Shares. Any determination made by the Committee pursuant to this Subsection (b) will be final and binding on the Optionee. Any action taken by the Committee need not treat all optionees equally.

2

(c) The existence of the Plan and the Option granted pursuant to this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.
(d) Any adjustments made as a result of this Section 6 shall be made so that the Option shall continue to be exempt from Code section 409A, as provided in the regulations thereunder, if the Option is intended to be exempt from Code section 409A.
7. Special Limitation on Exercise. No purported exercise of the Option shall be effective without the approval of the Committee, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Committee, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of Common Stock purchasable or otherwise deliverable under the Option, the Optionee (a) shall deliver to the Company, prior to the exercise of the Option or as a condition to the delivery of Common Stock pursuant to the exercise of an Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (b) shall agree that the shares of Common Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.
8. Lock-up Agreement. The Optionee hereby agrees that Optionee will not, directly or indirectly, sell, offer, contract to sell, grant of options for the purchase of, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise dispose of any Option Shares during the thirty (30) days prior to and the one hundred eighty (180) days (or any shorter period permitted by the managing underwriter) after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company; provided, all similarly situated shareholders become subject to the same restrictions. The Optionee hereby agrees to execute and deliver any additional document or acknowledgement reflecting the foregoing provisions or containing similar restrictions as may be requested by the Company or its managing underwriters in connection with the initial public offering of Common Stock. The Company may place a legend on any stock certificates representing Option Shares and may impose stop-transfer instructions with respect to the Option Shares in order to enforce the foregoing restrictions.

3

9. Legend on Stock Certificates. Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificate legends intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan, and the Optionee shall not make any transfer of the Option Shares without first complying with the restrictions on transfer described in such legends. Such legends may include the following:
transfer is restricted
The shares evidenced by this certificate have been issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws and as such may only be sold or otherwise transferred: (1) pursuant to registration or an exemption from registration under the Securities Act, including but not limited to Rule 144 thereunder, and the securities laws of any applicable state or other jurisdiction; or (2) if, in the opinion of counsel, in form and substance satisfactory to the issuer, such transfer is exempt from registration or is otherwise in compliance with applicable federal and state securities laws.
The securities evidenced by this certificate are subject to restrictions on transfer which also apply to the transferee as set forth in a Nonqualified Stock Option Award, dated                     , a copy of which is available from the Company.
10. Governing Laws. This Award and these Terms and Conditions shall be construed, administered and enforced according to the laws of the State of North Carolina; provided, however, the Option may not be exercised except in compliance with exemptions available under applicable state securities laws of the state in which the Optionee resides and/or any other applicable securities laws.
11. Successors. This Award and these Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Optionee and the Company.
12. Notice. Except as otherwise specified herein, all notices and other communications required or permitted under this Award shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand, facsimile transmission or overnight courier, in which event the notice shall be deemed effective when delivered or transmitted. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses: to the Company (attention of the Secretary), at 1043 E. Morehead Street, Suite 201, Charlotte, NC 28204, or at any other address as the Company, by notice to Optionee, may designate in writing from time to time; and to Optionee, at Optionee’s address as shown on the records of the Company, or at any other address as Optionee, by notice to the Company, may designate in writing from time to time.
13. Severability. In the event that any one or more of the provisions or portion thereof contained in the Award and these Terms and Conditions shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of the Award and these Terms and Conditions, and the Award and these Terms and Conditions shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

4

14. Entire Agreement. Subject to the terms and conditions of the Plan, the Award and the Terms and Conditions express the entire understanding of the parties with respect to the Option.
15. Violation. Except as provided in Section 5, any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of the Award or these Terms and Conditions and shall be void and without effect.
16. Headings and Capitalized Terms. Section headings used herein are for convenience of reference only and shall not be considered in construing the Award or these Terms and Conditions. Capitalized terms used, but not defined, in either the Award or the Terms and Conditions shall be given the meaning ascribed to them in the Plan.
17. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
18. No Right to Continued Service. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued service with the Company or any Affiliate.
19. Definitions. For purposes of this Award capitalized terms that are not defined herein have the meaning set forth in the Plan or the Award, except where the context does not reasonably permit.

5

EXHIBIT 1
NOTICE OF EXERCISE OF
STOCK OPTION TO PURCHASE
COMMON STOCK OF
PARK STERLING CORPORATION

Name
Address

Date

Park Sterling Corporation
1043 E. Morehead Street, Suite 201
Charlotte, NC 28204
Attn: Corporate Secretary

Re:	Exercise of Nonqualified Stock Option
Gentlemen:
Subject to acceptance hereof by Park Sterling Corporation (the “Company”) and pursuant to the provisions of the Park Sterling Corporation 2010 Long-Term Incentive Plan (the “Plan”), I hereby give notice of my election to exercise options granted to me to purchase                      shares of Common Stock of the Company under the Nonqualified Stock Option Award (the “Award”) dated as of                     . The purchase shall take place as of                      (the “Exercise Date”).
On or before the Exercise Date, I will pay the applicable purchase price as follows:
☐	by delivery of cash or a certified (or bank cashier’s) check for $ for the full purchase price payable to the order of Park Sterling Corporation.

☐
by having a number of Option Shares withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price; I understand that as a result of this election, I will be deemed to have elected to receive a taxable payment of cash equal to the excess of the Fair Market Value of the number of shares of Common Stock withheld to pay the Purchase Price (less any payment I make by check) over the portion of the purchase price attributable to the shares withheld, which amount shall be used to pay the purchase price, in exchange for a cancellation of the portion of the vested Option attributable to the number of shares of Common Stock the Company has withheld to satisfy the purchase price;

☐
by delivery of the purchase price by                                         , a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price. Note: This choice is available only if and when the Common Stock becomes traded by brokers; or

☐
by delivery of shares of Common Stock that I own and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

Exhibit 1 – Page 1 of 3

To the extent applicable, any required federal, state, and local income tax withholding obligations on the exercise of the Award shall be paid on or before the Exercise Date in a manner satisfactory to the Company.
As soon as the stock certificate is registered in my name, please deliver it to me at the above address.
If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:
The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;
I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;
The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;
I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;
I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;
The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;
The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

Exhibit 1 – Page 2 of 3

I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;
I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;
I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and
The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Award. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.
I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice. I further understand that capitalized terms used in this Notice of Exercise without definition shall have the meanings given to them in the Award or the Plan, as applicable.

Very truly yours,

AGREED TO AND ACCEPTED:

PARK STERLING CORPORATION

By:	Date:

Title:

Number of Shares Exercised:	Number of Shares Remaining:

Exhibit 1 – Page 3 of 3

SCHEDULE 1
VESTING SCHEDULE
NONQUALIFIED STOCK OPTION AWARD
ISSUED PURSUANT TO THE
PARK STERLING CORPORATION
2010 LONG-TERM INCENTIVE PLAN
A.
“Vested Option Shares” means only that percentage of the number of Option Shares subject to the Option as to which the Option becomes exercisable if the Optionee continues, at all times, as director of the Company and/or an Affiliate from the Grant Date to the applicable anniversary of the Grant Date below.

Percentage of Option Shares
Vesting Date	which are Vested Option Shares

B.
The Optionee shall continue to have the opportunity to vest in Option Shares so long as the Optionee remains in the continuous service of the Company and its Affiliates without incurring a Separation from Service.

The Option Shares which have satisfied (or are deemed to have satisfied) the conditions of the Vesting Schedule are herein referred to as the “Vested Option Shares.” Any portion of the Option Shares which have not become Vested Option Shares in accordance with this Vesting Schedule before or at the time of Optionee’s Separation from Service shall be forfeited. There will be no proration of the Vesting Schedule for partial years of service.

Schedule 1 – Page 1 of 1